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                                                                   EXHIBIT 10.14


                             STOCKHOLDERS AGREEMENT

         THIS STOCKHOLDERS AGREEMENT is made as of September 8, 1993, by and between OneSource Holding Corporation, a Delaware Corporation (the "Company") , William Blair Venture Partners III Limited Partnership ("William Blair"), Information Partners Capital Fund, L.P. ("Information Partners"), Silicon Valley Bank ("Silicon"), and certain other persons listed on Schedule A (William Blair, Information Partners, Silicon, and such other persons are collectively referred to herein as the "Stockholders," and each as a "Stockholder"). Unless otherwise indicated herein, capitalized terms used herein are defined in paragraph 9 hereof.

         WHEREAS, the Company, as of the date hereof, is authorized by its Certificate of Incorporation to issue capital stock consisting of 100,000 shares of its Class P Common Stock, par value $. 01 per share (the "Class P Common"), and 1, 500, 000 shares of its Common Stock, par value $.01 per share ("Common"). The Class P Common and the Common are collectively referred to herein as "Common Stock".

         WHEREAS, at the Closing, pursuant to a Stock Purchase Agreement between the Company and certain of the Stockholders, dated as of the date hereof (the "Purchase Agreement"), certain of the Stockholders will purchase from the Company the number of shares of Common Stock set forth opposite such Stockholder's name on the Schedule of Purchasers attached to the Purchase Agreement.

         WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock and to provide for certain rights and obligations in respect thereto as hereinafter provided.

         NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

         1.       VOTING AGREEMENT.

         (a) From and after the Closing (as defined in the Purchase Agreement) and until the provisions of this paragraph 1 cease to be effective, each holder of Investor Shares shall vote all of his Investor Shares and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

         (i) subject to paragraph l(e) below, the authorized number of directors on the Company's board of directors (the "Board") shall be established at two directors;

         (ii)     the following persons shall be elected to the Board:


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                  (A)      one representative designated by the holders of the
         William Blair Shares (the "Blair Director"); and

                  (B) one representative designated by the holders of the Information Partners Shares (the "IP Director");

         provided that, in the event that William Blair or Information Partners cease to own at least 25% of the William Blair Shares or the Information Partners shares, respectively, which it originally purchased pursuant to the Purchase Agreement, the right to designate their one representative will be transferred to the other group;

         (iii) the removal from the Board (with or without cause) of any representative designated hereunder by the holders of a majority of the William Blair Shares or the Information Partners Shares shall be at William Blair's or Information Partners' written request, respectively, but only upon such written request and under no other circumstances (in each case, determined on the basis of a vote of the holders of a majority of the shares of Common Stock held by such persons);

         (iv) in the event that any representative designated hereunder by the holders of a majority of the William Blair Shares or the Information Partners Shares for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by the William Blair or Information Partners, respectively, as provided hereunder;

         (b) From and after the Closing (as defined in the Purchase Agreement) and until the provisions of this paragraph 1 cease to be effective, the Company shall vote all shares of common stock of OneSource Information Services, Inc. ("OneSource") and shall take all other necessary or desirable actions within its control, so that:

         (i) subject to paragraph 1 (e) below, the authorized number of directors on the board of directors of OneSource (the "OneSource Board") shall be established at five directors;

         (ii)     the following persons shall be elected to the OneSource Board:

                  (A) one representative designated by the holders of the William Blair Shares; and

                  (B) one representative designated by the holders of the Information Partners Shares;

                  (C)      the President of OneSource;


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                  (D)      the Chairman of OneSource; and

                  (E) one representative to be mutually agreed upon by the holders of the William Blair Shares and the holders of the Information Partners Shares;

      provided that, in the event that William Blair or Information Partners cease to own at least 25% of the William Blair Shares or the Information Partners Shares, respectively, which it originally purchased pursuant to the Purchase Agreement, the right to designate their one representative will be transferred to the other group and the right to designate pursuant to subparagraph (E) above will be made solely by the group which has the right to designate directors pursuant to subparagraphs (A) and (B) above;

         (c) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof.

         (d) The provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon the first to occur of
(i) the tenth anniversary of the date hereof unless extended by the parties hereto in accordance with (or any similar provision then in force) Section 218 of the Delaware General Corporation Law, or (ii) a Qualified Public Offering.

         (e) If any party fails to designate a representative to fill a directorship or committee membership pursuant to the terms of this paragraph 1 within 30 days after such vacancy occurs, the election of a person to such directorship shall be accomplished in accordance with the Company's or OneSource's bylaws, as the case may be, and applicable law; provided that in the event that such party then designates a representative to fill such membership such designee will replace the person elected.

         2.       RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES.

         (a) TRANSFER OF STOCKHOLDER SHARES. No holder of Stockholder Shares shall sell, transfer, assign, pledge or otherwise dispose of (a "Transfer") any interest in any Stockholder Shares except pursuant to the provisions of this paragraph 2 or pursuant to an Exempt Transfer (as defined in paragraph 2(e)).

         (b) NOTICE OF PROPOSED TRANSFER. Prior to making any Transfer of any Stockholder Shares (other than an Exempt Transfer) , the transferring holder of Stockholder Shares (the "Transferring Stockholder") shall deliver a written notice (the "Sale Notice") to the Company and the holders of Investor Shares. The Sale Notice shall disclose in reasonable detail the proposed number and class of Stockholder Shares to be transferred (the "Offered Shares") and the proposed terms and conditions of the Transfer, which shall be in the form of a sale of such Offered Shares solely for cash (payable at closing or in specified installments).


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         (c)      FIRST OFFER RIGHT. The Company may elect to purchase all or any portion of the Offered Shares at the price and on the terms specified in the Sale Notice by delivering written notice of such election to the Transferring Stockholder and the holders of Investor Shares as soon as practicable but in any event within 15 days after the delivery of the Sale Notice. If the Company has not elected to purchase all of the Offered Shares within such 15-day period, each holder of Investor Shares (other than the Transferring Stockholder) may elect to purchase up to his Pro Rata Share (as defined below) of the Offered Shares at the price and on the terms specified in the Sale Notice by delivering written notice of such election to the Transferring Stockholder and all other holders as soon as practicable but in any event within 45 days after delivery of the Sale Notice. Any Offered Shares not elected to be purchased by the end of such 30-day period shall be reoffered for an additional 10-day period by the Transferring Stockholder on pro rata basis to the holders of Investor Shares who have elected to purchase their Pro Rata Share. If the Company or any holder of Investor Shares has elected to purchase Offered Shares from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practicable after the delivery of the election notices, but in any event within 90 days after delivery of the Sale Notice. To the extent that the Company and the holders of Investor Shares have not elected to purchase all of the Offered Shares, the Transferring Stockholder may, within 12 0 days after the end of the 40-day notice period, transfer the balance of such Offered Shares to one or more third parties at a price no less than 95% of the price per share specified in the Sale Notice and on other terms no more favorable to the transferees than offered to the Company and the holders of Investor Shares in the Sale Notice. Each holder's "Pro Rata Share" shall be based upon such holder's percentage ownership of the Investor Shares on a fully-diluted basis. The Transferring Stockholder's ability to effect any Transfer pursuant to this Section 2(c), whether to the Company, the other holders of Investor Shares or any third party, shall in all cases be subject to the participation rights of other holders of Investor Shares pursuant to Section 2(d) below.

         (d) PARTICIPATION RIGHTS. Each holder of Investor Shares (other than the Transferring Stockholder) may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Stockholder within 30 days after delivery of the Sale Notice.

                  If any holders of Investor Shares have elected to participate in such Transfer, the Transferring Stockholder and such other holders shall be entitled to include in the contemplated Transfer, at the same price and on the same terms, a number of such class or classes of Stockholder Shares (the "Included Shares") equal to the product of (i) the quotient determined by dividing the percentage of such class of the Stockholder Shares owned by such person by the aggregate percentage of such class of the Stockholder Shares owned by the Transferring Stockholder and all holders electing to participate in such Transfer and (ii) the number of such class of Offered Shares. For purposes of this paragraph, each series of a given class will be treated the same for the determination of the number of Stockholder Shares used in the calculation above.

              FOR EXAMPLE, if the contemplated Transfer involves 100 Offered Shares of a certain class and if the Transferring Stockholder


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                                      -5-


              at such time owns 30% of all Stockholder Shares of such class and if one other holder elects to participate and owns 20% of all Stockholder Shares of such class, the Transferring Stockholder would be entitled to sell 60 shares ((30% [dividend sign] 50%) x 100 shares) and the other holder would be entitled to sell 40 shares ((20% [dividend sign] 50%) x 100 shares).

Each holder of Stockholder Shares shall use best efforts to obtain the agreement of the prospective transferee (s) to the participation of the other holders in any contemplated Transfer, and each holder shall not transfer any of its Stockholder Shares to the prospective transferee (s) if the prospective transferee (s) declines to allow the participation of the other holders.

         (e)      PERMITTED TRANSFERS. The restrictions contained in this
Section 2 shall not apply to (i) any Transfer of Stockholder Shares by any Stockholder among its Affiliates, (ii) a Public Sale, (iii) a Sale of the Company, (iv) a Transfer of Stockholder Shares by any Stockholder pursuant to the laws of descent and distribution or among such Stockholder's Family Group, or (v) a Transfer pursuant to paragraph 2(c) or paragraph 2(d) above. Any Transfer permitted by this Section 2(e) is referred to herein as an "Exempt Transfer."

         (f) TERMINATION OF RESTRICTIONS. The restrictions set forth in this paragraph 2 shall continue with respect to each Stockholder Share until the earlier of (i) the date on which such Stockholder Share has been transferred in a Public Sale, (ii) the consummation of a Sale of the Company or (iii) the consummation of a Qualified Public Offering.

         3.       SALE OF THE COMPANY.

         (a) Notwithstanding any provision to the contrary contained herein, the holders of a majority of the William Blair Shares and the holders of a majority of the Information Partners Shares (collectively, the "Sale Stockholders") may require that the Company enter into a Sale of the Company; provided, however, that in the event that William Blair and/or Information Partners cease to hold at least 25% of the William Blair Shares or Information Partners Shares, respectively, which were originally purchased by William Blair or Information Partners pursuant to the Purchase Agreement, the William Blair Shares in the case of William Blair, and the Information Partners Shares in the case of Information Partners, will not have the right to require or the right to prevent the other group from requiring that the Company enter into a Sale of the Company pursuant to this paragraph 3 (collectively an "Approved Sale").

         (b)      If the Company enters into a Sale of the Company pursuant to
Section 3(a), each holder of Stockholder Shares shall vote for, consent to and raise no objection against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Stockholder Shares shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation, or (ii) sale of stock, each holder of Stockholder Shares shall agree to sell all of his Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions approved by the Board and pursuant to the Approved Sale. Each

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holder of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

         (c) The obligations of the holders of the Stockholder Shares with respect to the Approved Sale of the Company are also subject to the satisfaction of the following conditions: (i) the consideration received in an Approved Sale shall be distributed among the holders of Stockholder Shares in the manner which such proceeds would be distributed in a complete liquidation of the Company pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such Approved Sale; and (ii) all holders of then currently exercisable rights to acquire, directly or indirectly, shares of any class of Common Stock will be given an opportunity either to (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of such class of Common Stock receivable by the holders of such class of Common Stock in connection with the Approved Sale less the exercise price or conversion price per share of such class of Common Stock of such right to acquire, directly or indirectly, such class of Common Stock by
(2) the number of shares of such class of Common Stock represented by such rights.

         (d) If the Company or the Sale Stockholders enter into any negotiation or transaction for which Rule 506 promulgated under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization) , the holders of Stockholder Shares will, at the request of the Board, appoint a purchaser representative (as such term is defined in Rule 501 promulgated under the Securities Act) reasonably acceptable to the Board. If any holder of Stockholder Shares appoints the purchaser representative designated by the Board, the Company will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Board, such holder will appoint another purchaser representative (reasonably acceptable to the Board), and such holder will be responsible for the fees of the purchaser representative so appointed.

         (e) Each holder of Stockholder Shares (other than Silicon) will bear its pro rata share (based upon the aggregate proceeds received by such Stockholder) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by any holder of Stockholder Shares on its own behalf will not be considered costs of the transaction hereunder.

         (f) The provisions of this Section 3 will terminate upon the completion of a Qualified Public Offering.

         4.       LIMITED PREEMPTIVE RIGHTS.


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         (a)      Except for the issuance of Common Stock (i) to the Company's or its Subsidiaries' employees (or pursuant to options or rights granted to persons who were employees at the Company or its Subsidiaries as of the date of grant) or (ii) pursuant to a public offering registered under the Securities Act, if the Company or any of its Subsidiaries authorizes the issuance or sale of any of its securities (other than as a dividend on the outstanding common Stock) to a Person (or group of affiliated Persons) who holds, or would hold after giving effect to such issuance or sale, at least 5% of the outstanding Common Stock or securities convertible or exercisable into at least 5% of the outstanding Common Stock, the Company shall first offer to sell to each holder of Investor Shares a portion of such stock or securities equal to the quotient determined by dividing (A) the number of shares of Common Stock held by such holder by (B) the total number of shares of outstanding Common Stock. Each Purchaser shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to such other Persons. The purchase price for all stock and securities offered to the Purchasers shall be payable in cash.

         (b) In order to exercise its purchase rights hereunder, a holder of Investor Shares must within 30 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Investor Shares is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

         (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Investor Shares have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company to a Person (or group of affiliated Persons) who held 5% of the outstanding Common Stock after such 90-day period must be reoffered to the holders of Investor Shares pursuant to the terms of this paragraph.

         (d) The rights under this paragraph shall terminate upon completion of a Qualified Public Offering.

         5. INITIAL PUBLIC OFFERING. In the event that the Company, the holders of a majority of the William Blair Shares and the holders of a majority of the Information Partners Shares approve an initial public offering and sale of the Company's equity securities (a "Public Offering") pursuant to an effective registration statement under the Securities Act, the Stockholders will take all necessary and desirable actions reasonably required in connection with the consummation of the Public Offering, provided that minority stockholders of the Company shall not be required to take any actions other than those typically applicable to minority

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                                      -8-



stockholders. In the event that such Public offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure will adversely affect the marketability of the offering, the Stockholders will vote for a recapitalization and/or exchange of the Stockholder Shares into securities the managing underwriters and the Board find acceptable; provided that the resulting securities provide each Stockholder with the same relative economic interest as such Stockholder had prior to such recapitalization and/or exchange and is consistent with the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such Public Offering. The Company will not file any registration statement under the Securities Act that refers to Silicon by name or otherwise as the holder of any securities of the Company, except to the extent required by applicable laws and regulations.

         6.       COVENANTS.

         (a) FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to each Qualified Holder:

                  (i) as soon as available but in any event within 60 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

                  (ii) within 120 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (A) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of national recognized standing and (B) a copy of such firm's annual management letter to the board of directors;

                  (iii) promptly upon receipt thereof, any additional reports, management letters or other information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder); and

                  (iv) at least 30 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying

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                                      -9-


anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other budgets prepared by the Company and any revisions of such annual or other budgets.

         Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Stockholder entitled to receive information regarding the Company and its Subsidiaries under this paragraph 6(a) shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided that each such Stockholder may disclose such information in connection with the sale or transfer of any Stockholder Shares if such Stockholder's transferee agrees in writing to be bound by the provisions hereof.

         (b) INSPECTION OF PROPERTY. The Company shall permit any representatives designated by any Qualified Holder upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies, thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such entities with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Qualified Holder to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in such discussions.

         7. LEGEND. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The securities represented by this certificate are subject to certain transfer and voting restrictions pursuant to a Stockholders Agreement dated as of September, 1993, among the issuer of such securities (the "Company") and certain of the Company's stockholders. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with paragraph 9 hereof.

         8. TRANSFER. Prior to Transferring any Stockholder Shares immediately (other than in a Public Sale or in a Sale of the Company) to any person or entity, the transferring Stockholder

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                                      -10-


shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

         9.       DEFINITIONS.

         "AFFILIATE" of a Stockholder means any other person, entity or investment fund controlling, controlled by or under common control with the Stockholder and, in the case of an Investor which is a partnership, any partner of the Investor.

         "CERTIFICATE OF INCORPORATION" means the Company's certificate of incorporation in effect at the time as of which any determination is being made.

         "FAMILY GROUP" means a stockholder's spouse and descendants (whether or not adopted) and any trust solely for the benefit of the Stockholder and/or the Stockholder's spouse and/or descendants.

         "INDEPENDENT THIRD PARTY" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% Owner)", who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other person.

         "INFORMATION PARTNERS SHARES" means (i) any shares of Common Stock purchased by Information Partners and the persons set forth on Schedule A pursuant to the Purchase Agreement (the "Information Partners Group"), (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of Common Stock originally issued to the Information Partners Group. As to any particular shares constituting Information Partners Shares, such shares will cease to be Information Partners Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

         "INVESTOR SHARES" means the William Blair Shares and the Information Partners Shares.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision hereof.

         "PUBLIC SALE" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

         "QUALIFIED HOLDERS" means any holder (or group of affiliated holders) of Investor Shares representing 5% or more of the outstanding Investor Shares.

         "QUALIFIED PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock having an aggregate value of at least $10 million.

         "SALE OF THE COMPANY" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation, sale, transfer or exchange of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SILICON SHARES" means (i) any shares of Common Stock issued or issuable pursuant to that certain Stock Purchase Warrant ("Warrant") issued by the Company to Silicon, dated the date hereof and (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Silicon Shares, such shares will cease to be Silicon Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

         "STOCKHOLDER SHARES" means the Information Partners Shares, the William Blair Shares and the Silicon Shares.

         "SUBSIDIARY" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

         "WILLIAM BLAIR SHARES" means (i) any Common Stock purchased by William Blair pursuant to the Purchase Agreement, (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of Common Stock originally issued to William Blair. As to any particular shares constituting William Blair Shares, such shares will cease to be William Blair Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by similar provision then in force) under the Securities Act.

         10. TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

         11. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least a majority of the then outstanding William Blair Shares and the holders of at least a majority of the then outstanding Information Partners Shares, respectively; provided, however, that in the event that such amendment or waiver would adversely affect a holder or group of holders of Stockholder Shares in a manner different from any other holder of Stockholder Shares, then such amendment or waiver will require the consent of such holder or holders of a majority of the Stockholder Shares of the group adversely affected. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         12. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         13. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document, the Purchase Agreement, the Warrant, and the Registration Agreement between the Company and the Stockholders embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         14. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

         15. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         16. REMEDIES. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

         17.      ARBITRATION.

         (a) ARBITRATION. In the event of disputes between the parties with respect to the terms and conditions of this Agreement, such disputes shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association (or any like organization successor thereto) at Boston, Massachusetts. Such arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the American Arbitration Association, and the arbitrator or arbitrators in any such arbitration shall be persons who are expert in the subject matter of the dispute. Both the foregoing agreement of the parties to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award rendered through such arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in his or its sole discretion, ask for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         (b) PROCEDURE. Such arbitration may be initiated by written notice from either party to the other which shall be a compulsory and binding proceeding on each party. The arbitration shall be conducted before a panel of arbitrators selected in accordance with the rules of the American Arbitration Association. The costs of said arbitrators and the arbitration shall be borne equally by the parties thereto. Each party shall bear separately the cost of their respective attorneys, witnesses and experts in connection with such arbitration. Time is of the essence of this arbitration procedure, and the arbitrators shall be instructed and required to render their decision within ten
(10) days following completion of the arbitration.

         (c) VENUE AND JURISDICTION. Any and all legal proceedings to enforce this Agreement (including any action to compel arbitration hereunder or to enforce any award or judgment rendered thereby), shall be governed in accordance with this paragraph 17.

         18. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                           OneSource Holding Corporation
                           c/o Information Partners Capital Fund, L.P.
                           Two Copley Place
                           Boston, MA 02116
                           Attention: David Dominik

                           With copies to:

                           Information Partners Capital Fund, L.P.
                           Two Copley Place
                           Boston, MA 02116
                           Attention: David Dominik

                           and

                           William Blair Venture Partners
                           135 South LaSalle Street
                           Chicago, Illinois 60603
                           Attention: Gregg Newmark

         19. GOVERNING LAW. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

         20. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                    * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                           ONESOURCE HOLDING CORPORATION
                           By: ________________________________________
                           Its: _______________________________________

                           WILLIAM BLAIR VENTURE PARTNERS III
                           LIMITED PARTNERSHIP

                           By: William Blair Venture Management Company
                           Its: General Partner


                           By: ________________________________________
                           Its: General Partner


                           INFORMATION PARTNERS CAPITAL FUND, L. P.

                           By: Information Partners
                           Its: General Partner

                           By: ________________________________________
                           Its: General Partner


                           BCIP ASSOCIATES

                           By: ________________________________________
                           Its: _______________________________________


                           BCIP TRUST ASSOCIATES, L.P.

                           By: ________________________________________
                           Its: _______________________________________


                           SILICON VALLEY BANK

                           By: ________________________________________

                           Its: _______________________________________



                                   SCHEDULE A


                               OTHER SHAREHOLDERS

         BCIP Associates
         BCIP Trust Associates, L.P.